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                                                                    EXHIBIT 10.1

                            STOCK ISSUANCE AGREEMENT

         This Stock Issuance Agreement ("Agreement") is made as of September 18, 2002 by and between Excalibur Industries, Inc., a Delaware corporation (the "Company") and Spectrum Law Group, LLP, a California limited liability partnership (the "Purchaser").

                                 R E C I T A L S
                                 ---------------

         A. The Company retained the Purchaser to provide legal services pursuant to a retainer agreement dated May 1, 2002 (the "Retainer Agreement").

         B. The Purchaser has rendered legal services (the "Services") which were not in connection with the offer or sale of securities in a capital-raising transaction and which did not directly or indirectly promote or maintain a market for the Company's securities.

         C. The Purchaser has delivered the following invoices (collectively, the "Invoices") to the Company for the Services: #10173, #10207, #10210, #10213, #10225, #10227, #10228, #10287, #10289, and #10290, which have an aggregate balance of $34,077.00 (the "Balance").

         D. The Company seeks to pay the Balance by issuing shares of the Company's common stock, $.001 par value per share (the "Common Stock") in a transaction registered with the Securities and Exchange Commission (the "SEC") pursuant to a registration statement on Form S-8 (the "Registration Statement") on the terms and conditions set forth herein.

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

         1. ISSUANCE OF INITIAL SHARES. The Company shall initially issue to the Purchaser (in the name of Marc A. Indeglia, a partner of the Purchaser ("Indeglia")) 17,500 shares of Common Stock (the "Initial Shares"). The Company shall register the issuance of the Initial Shares with the SEC pursuant to
Section 4 hereof.

         2. SALE OF INITIAL SHARES. The Purchaser shall establish and adopt a Rule 10b5-1 plan in the form attached hereto as EXHIBIT A, and the Purchaser shall cause Indeglia to sell the Initial Shares pursuant to the Plan.

         3. APPLICATION OF NET PROCEEDS.

                  3.1 DEFINITION OF NET PROCEEDS. For the purposes of this Agreement, the term "Net Proceeds" shall mean the amount of gross proceeds received by the Purchaser (or Indeglia) pursuant to the sale of shares of Common Stock issued pursuant to this Agreement, less any commissions, SEC fees, wire transfer fees, and other fees set forth in Section 5 of the Plan.

                  3.2 NET PROCEEDS FROM INITIAL SHARES. The Purchaser shall apply (or cause Indeglia to apply) the Net Proceeds from the sale of the Initial Shares to the Balance.




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                           3.2.1 If the Net Proceeds from the sale of the
Initial Shares is greater than the Balance, then the Purchaser shall credit to one or more of the Company's accounts with the Purchaser (other than an account for legal services provided or to be provided in connection with the offer or sale of securities in a capital-raising transaction and/or an account for legal services which will directly or indirectly promote or maintain a market for the Company's securities) in an amount equal to the difference between the Net Proceeds from the sale of the Initial Shares and the Balance.

                           3.2.2 If the Net Proceeds from the sale of the
Initial Shares is less than the Balance, then the Company shall issue, for no additional consideration, to the Purchaser (in the name of Indeglia) additional shares (the "Additional Shares") of Common Stock, in increments of 500 shares, which shall be pursuant to the Plan, and the Net Proceeds of which shall be applied to the Balance. The Company shall continue to issue Additional Shares in such increments of 500 shares until the aggregate net proceeds of the sale of the Initial Shares and all Additional Shares equals or exceeds the Balance. In no event shall the number of Additional Shares exceed 32,500 shares of Common Stock.

                  3.3 ADJUSTMENTS. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding shares of Common Stock of the Company are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Company, through reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, appropriate and proportionate adjustments shall be made to the number of shares of Common Stock which may thereafter be granted under this Agreement.

         4. REGISTRATION OF INITIAL SHARES AND ADDITIONAL SHARES.

                  4.1 REQUIRED REGISTRATION. Concurrent with the execution of this Agreement, the Company shall prepare and file with the SEC the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") covering the issuance of the Initial Shares and the Additional Shares (the "Shares"), and shall use its best efforts to cause such Registration Statement to become effective as soon as is practicable.

                  4.2 PERIOD OF EFFECTIVENESS. The Company will use its best efforts, which shall include the filing and preparation with the Commission of amendments and supplements to the Registration Statement and the prospectus contained therein, to cause such Registration Statement to remain continuously effective from the date it becomes effective for a period ending on when all Shares covered by the Registration Statement have been issued.

                  4.3 BLUE SKY. The Company will use its best efforts to register or qualify the Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request in writing, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified.

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                  4.4 NOTIFICATION. The Company will notify the Purchaser,
promptly after it shall receive notice thereof, of any letter of comments regarding the Registration Statement received from the SEC and the time when such Registration Statement has become effective or an amendment or supplement to any prospectus forming a part of such Registration Statement has been filed.

                  4.5 AMENDMENT NOTICE. The Company will notify the Purchaser promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information.

                  4.6 AMENDMENT. The Company will prepare and file with the SEC, promptly upon the request of any the Purchaser, any amendments, supplements, or post-effective amendments to such Registration Statement or prospectus which is required under the Securities Act or the rules and regulations thereunder is necessary to keep such Registration effective for the time periods set forth in
Section 4.2.

                  4.7 UPDATE. The Company will prepare and promptly file with the SEC and promptly notify the Purchaser of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  4.8 STOP ORDERS. The Company will advise the Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  4.9 EXPENSES. With respect to the registration required pursuant to Section 4.1 hereof, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, underwriting discounts, commissions and transfer taxes relating to the Shares.

                  4.10 INDEMNIFICATION BY COMPANY. To the fullest extent permitted by law, the Company will indemnify and hold harmless the Purchaser, its directors, officers, employees, partners, principals, equity holders, managed or advised accountants, advisors, representatives, and agents, from and against, and will reimburse the Purchaser with respect to, any and all loss, claim, damage, liability and expense (collectively, "LOSSES") to which the Purchaser may become subject under the Securities Act, state securities laws or otherwise, and the Company will pay to the Purchaser any legal or other costs or expenses reasonably incurred by it in connection with investigating or defending any such Loss, insofar as such Losses are caused by or arise out of any untrue statement or alleged untrue statement of any material fact contained in such

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Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser in writing specifically for use in the preparation thereof.

         5. MISCELLANEOUS.

                  5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

                  5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                  5.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  5.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  5.5 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser.

                  5.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

         If to the Company:        Excalibur Industries, Inc.
                                   18625 Northchase Drive, Suite 630
                                   Houston, Texas 77060
                                   Attention: Matthew C. Flemming, Chief
                                              Financial Officer

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         If to the Purchaser:      Spectrum Law Group, LLP
                                   1900 Main Street, Suite 125
                                   Irvine, California 92614
                                   Attention:  Marc A. Indeglia

                  5.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                 PURCHASER

                                 SPECTRUM LAW GROUP, LLP

                                 By: /S/ Marc A. Indeglia
                                    --------------------------------------------
                                    Marc A. Indeglia, President of Spectrum Law
                                    Group - Indeglia, P.C., partner of Spectrum
                                    Law Group, LLP

                                 COMPANY

                                 EXCALIBUR INDUSTRIES, INC.

                                 By: /S/ Matthew C. Flemming
                                    --------------------------------------------
                                    Matthew C. Flemming, Chief Financial Officer

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                                    EXHIBIT A

                               10b5-1 Trading Plan

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